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                                 LEASE CONTRACT
                                 ==============

     In San Juan, Puerto Rico this 1 day of June 1996, From the First Part:

     1413 Fernandez Juncos, Inc. a corporation organized under the laws of the Commonwealth of Puerto Rico, represented by its President, Robert P. Sheldon, (hereinafter referred to as the "Landlord"); From the Second part: SOLUCORP INDUSTRIES, represented by its Chairman, Joseph Kemprowski, (hereinafter referred to as the "Tenant").

                                   WITNESSETH
                                   ==========

     WHEREAS, Landlord is the owner of a certain three story building at 1413 Fernandez Juncos Avenue, Santurce, Puerto Rico, hereinafter referred to as the "Building").

     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to let to Tenant certain space of the Building,

     NOW THEREFORE, in consideration of the terms, conditions and covenants herein contained the parties hereto mutually do agree to obligate themselves as follows:

     1. PREAMBLE. The preamble to this Agreement is hereby made a part hereof.

     2. PREMISES AND TERMS. The Landlord lets to Tenant and Tenant leases from Landlord office 3-E (hereinafter referred to as the "Demised Premises"), for a term of one (1) year, commencing June 1, 1996 and terminating May 31, 1997. Tenant may renew for an additional one (1) year term provided he is not in default. The rent for the renewal term will be the present rent increased in accordance with the rise in cost of living

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index applicable to Puerto Rico. Tenant must inform landlord of intention to renew or not within 60 days of termination of lease.

     3. RENT. Tenant agrees to pay Landlord as rent for the Demised Premises an annual rental of SIX THOUSAND THREE HUNDRED DOLLARS ($6,300.00) in advance.

     4. USE OF THE PREMISES. Tenant shall forthwith obtain a use permit for the Demised Premises and Tenant shall use the Demised Premises for office purposes only. Tenant shall not use the Demised Premises in any manner forbidden or prohibited by any laws, rules or regulations of the Commonwealth of Puerto Rico, the Planning Board or any other governmental authority having jurisdiction over the premises; nor shall Tenant use the Demised Premises in any manner which unreasonably interferes with the use and enjoyment of any other tenant in the building; nor shall Tenant use the Demised Premises in any manner which may unreasonably be expected to result in damage to the floor, roof or structural portions of the Building, normal wear and tear excepted.

     Tenant shall not make any structural alterations in or to the Demised Premises or alter the roof or exterior appearance of the Building in any manner without first procuring the Landlord's written consent.

     5. INSURANCE. Tenant shall not do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of any policy of insurance on the Landlord's property or the Building, or increase the cost of insurance coverage of the Building above the standard rate for offices. Landlord shall not be liable to Tenant for damage to or destruction of Tenant's

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property or that of Tenant's customers, employees or agents, resulting from fire, water damage or other casualty. Tenant shall, throughout the term of this lease, maintain in full force public liability insurance insuring both the Landlord and the Tenant against any and all claims for damages to person or property or for loss of life or of property occuring upon, or about the Demised Premises, such insurance to afford immediate protection in the limits of not less than $100,000.00 in respect to bodily injury or death to any one person and to the limit of not less than $300,000.00 in respect to any one accident, and to the limit of not less than $50,000.00 for property damage. TENANT agrees to indemnify LANDLORD and hold him harmless against any claims for injury or damage to any person or property on the Premises or resulting from any action of Tenant and provide insurance coverage for rented area.

     6. FIRE OR OTHER CASUALTY. In the event of extensive damage or destruction of, the Demised Premises, Landlord shall have the option either; (I) to repair or rebuild the Demised Premises or (II) to terminate this lease by written notice to Tenant forwarded within sixty (60) days of the occurrence of the fire or other casualty causing such extensive damage or destruction. Extensive damage or destruction shall be deemed to have occurred when the cost or repairing the same exceeds twenty five percent (25%) of the appraised value of the Demised Premises immediately preceding such fire or other casualty.

     Tenant agrees to give the Landlord written notice of any damage to, or destruction of, the Demised Premises within five (5) days after occurrence thereof.

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     If the demised Premises are so damaged as to be untenable or unfit for occupancy, or for formal conduct of business, and Tenant temporarily vacates the Demised Premises, then the rent hereby reserved shall be abated from the date of the casualty until said premises have been repaired or rebuilt and made fit for occupancy and use, (such repairs or restoration Landlord agrees to complete within approximately six months from the date of the Notice of such Casualty), or, if this Lease is terminated by Landlord as aforesaid, until the date of such transaction.

     It is agreed that the liability of Landlord, if any, hereunder shall be limited to repairing and restoring as promptly as is reasonable feasible the Demised Premises, excluding any leasehold improvements by Tenant, to the same condition it was in immediately prior to such damage by fire or other casualty, and that Landlord shall not be liable to repair or restore any leasehold improvement installed by Tenant or fixtures, equipment, inventory or other property brought upon the Demised Premises by Tenant, nor shall Landlord be responsible for any delays occasioned by causes beyond its control.

     7. PARKING. The Landlord agrees that the Tenant shall have one (1) assigned parking space included in the rental fee. In addition he will pay $25.00 for each additional parking space, if he requests.

     8. SECURITY DEPOSIT. The Tenant now delivers to the Landlord as a security deposit the sum of SIX THOUSAND THREE HUNDRED DOLLARS ($6,300.00) which represents twelve (12) months rent, receipt of which is hereby acknowledged by the Landlord to insure the faithful performance by Tenant of the terms and

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conditions of this lease contract.

     9. SUBLEASE. Tenant shall not have the right to sublease or assign the whole or part of the Demised Premises without the prior written consent of the Landlord, which consent shall not be unreaseonably withheld. No sublease or assignment by Tenant under this lease shall affect or reduce any of the obligations of tenant under his lease, but the lease shall continue in full force and effect.

     If this lease is assigned or if the Demised Premises or any part thereof is subleased or occupied by anybody, other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sublessee or occupant, and apply the net amount collected to the rent herein reserved, but not such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sublessee or occupant as tenant or as a release of tenant of further performance by Tenant of the terms, covenant and conditions of this Lease on the part of Tenant to be performed. Any violation of any provisions of this Lease, whether by act or commission, by any assignee, sublessee or occupant shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and ommissions of any and all assignees, sublessees and occupants.

     10. UTILITIES. Water is included in the monthly rent. Tenant delivers to Landlord $1,800.00 for twelve (12) months of estimated electricity.

     11. MAINTENANCE. Tenant shall keep the exterior, interior

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and all doors and windows of the Demised Premises clean and in good order, condition, and repair as when delivered to Tenant, excepting ordinary wear and tear, damage by forced majeure, or damaged resulting from Landlord's negligence and Landlord shall maintain the roof, exterior, and all structural parts of the Demised Premises, except for damage caused by Tenant's negligence.

     12. ENTRY AND INSPECTION. Tenant shall permit Landlord or Landlord's agent to enter the Demised Premises at all reasonable hours for the purpose of inspecting the same, or making repairs required hereunder to be performed by the Landlord, or that Tenant may neglect or refuse to make in accordance with the terms, covenants and conditions of this Lease.

     13. DEFAULT BY TENANT.

(a) The following shall be considered events of default hereunder:

     (1) Non-payments by Tenant of any installment of the stipulated rent or additional rent within ten (10) days of due date.

     (2) Non-compliance by Tenant with any of the terms, conditions or covenants of this Lease except for non-payment of rent, after notice of such non-compliance has been given to Tenant, and the same has not been corrected within thirty (30) days hereafter.

     (3) Vacation, desertion or abandonment of the premises.

     (4) The levy of an attachment or other order to secure the effectiveness of judgement, or the levy of execution

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upon the property of tenant in the Demised Premises or upon the lease, in any proceeding pending againts Tenant in any court of competent jurisdiction, unless such attachment, order or execution be discharged by bond, or otherwise, not later than twenty (20) days couted from the date upon which Tenant shall have received notice thereof.

     (5) The mere filing by tenant of a voluntary bankruptcy proceeding.

     (6) The filing by any creditor against Tenant, in a court of competent jurisdiction, of any involuntary proceedings permitted under any bankruptcy statute then in force, unless the same shall have been dismissed or set aside within thirty (30) days after the filing thereof.

     (7) The issuance of an order placing the tenant's leasehold estate under the control or management of a trustee, liquidator or receiver, with the exception of a custodial receiver, if same is not vacated within twenty (20) days after the date or receipt of notice thereof by Tenant.

(b) In the event of any such default, landlord shall have, in addition to all other rights and limitations provided for by law, the right without notice to tenant to terminate this lease, in which event Landlord may relet the Demised Premises, in whole or in part, for the non-expired portion of the term of this or any part thereof, and received the rent therefor and apply it to the rent due hereunder, the terms and conditions of such reletting to be at the sole discretion of the Landlord, and Landlord's action shall be final and binding upon the Tenant; and Tenant agrees to pay promptly to Landlord on demand, at one time or from time to

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time, any difference between the rent payable hereunder and any lesser amounts collected by Landlord from the lessee or lessees to whom the Demised Premises may be relet as aforesaid.

(c) All remedies given or reserved to landlord hereunder shall be cumulative and non-exclusive of any other remedies in law or in equity which Landlord might make use in the exercise or in defense or its rights hereunder.

     14. NO WAIVER. Any default in the payment of rent or of other charges or failure of Landlord to enforce the provisions of this Lease shall not be construed as creating a custom of deferring payment or of modifying in any way the terms of this Lease or a waiver of Landlord's rights to terminate this Lease as herein provided or otherwise enforce the provisions hereof for any subsequent default.

     15. DELIVERY OF POSSESSION. Landlord shall not be liable for any damages sustained by Tenant arising out of the failure of the Landlord to deliver possession of the Demised Premises to the Tenant on the date herein provided for the commencement of this Lease except to the extent of abatement of stipulated rent from the date of commencement of this Lease to the day possession is delivered to the Tenant. Tenant acknowledges having inspected the premises and accepts them as in good condition.

     16. RULES AND REGULATIONS. The Tenant understands and agrees that the Landlord may make, and from time to time modify, alter and amend reasonable general Rules and Regulations for the operation of the Building and for the the parking facilities appurtenant thereto, and the Tenant agrees that he and its employees, agents, contractors and visitors shall faithfully

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observe such Rules and Regulations. The Landlord shall deliver copies of any such Rules and Regulations to the Tenant as well as any amendments thereto. The Tenant shall be deemed conclusively to have waived any right which it may have to object to any such Rules or Regulations. The Landlord shall have no obligation to the Tenant, contractual or otherwise, to enforce as against other tenant (s) any Rule or Regulation, and shall not be liable to the Tenant for failure to do so, but the Landlord agrees that it shall use its best efforts to remedy any violations of such Rules and Regulations of which it has notice.

     17. ENTIRE AGREEMENT. This Lease agreement contains the entire agreement between the parties and shall not be modified except by an instrument in writing executed by the parties or their respective successors in interest.

     18. BINDING ON SUCCESSORS. This Lease agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors or assigns. Tenant shall be jointly and severally liable hereunder.

     19. NOTICES. All notices, demands and communications hereunder shall be served or given by registered mail, and if intended for Landlord shall be addressed to Landlord at 1413 Fernandez Juncos Avenue, Santurce, Puerto Rico, or such address as may be requested by Landlord in writing, and if intended for Tenant, shall be addressed to Tenant at:

          Joseph Kemprowski
          Chairman
          Solucorp Industries
          520 Victor Street
          Saddle Brook, New Jersey 07682


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or such address as may requested by Tenant in writing.

     20. COMMONWEALTH LAW. This Agreement shall be governed by and construed in accordance with the laws of, or applicable to, the Commonwealth of Puerto Rico.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, this 1 day of June 1996, at San Juan, Puerto Rico.


TENANT                                  LANDLORD

SOLUCORP INDUSTRIES                     1413 FERNANDEZ JUNCOS, INC.



/s/ [ILLEGIBLE]                         /s/ Robert P. Sheldon
-------------------------               -------------------------------
By                                      Dr. Robert P. Sheldon
Chairman                                President